INFOCROSSING, INC. [LOGO]
For release at 8:30 a.m. EDT

Media Contacts
Schwartz Communications                   Infocrossing, Inc.
Mike Schultz or Brant Caraberis           Kathleen Ulrich
781.684.0770                              402.965.5174
infocrossing@schwartz-pr.com              Kathleen.Ulrich@infocrossing.com


                 Infocrossing Expands Partner Program to Include
                     New iConnection SaaS Messaging Services

    Program Enables Channel Partners to Quickly Tap Into the Rapidly Growing
              Market for Message Security and Management Services

Leonia, NJ - October 11, 2006 - Infocrossing, Inc. (NASDAQ:IFOX), a provider of selective IT infrastructure, enterprise application and business process outsourcing services, announced today the expansion of its channel and alliance program to include the Company's new iConnection 6.0 messaging services.

According to Gartner, the e-mail archiving market is expected to grow at a compounded annual rate of 44.4 percent through 2010.(1) The Infocrossing Partner Program enables systems integrators, consulting organizations and value added resellers (VARs) to enter the rapidly growing market by reselling Infocrossing's iConnection messaging services, which include email archiving, message hygiene, encryption, e-discovery, compliance and hosted messaging services.

"We assist clients in protecting their business-essential information and to be compliant with regulations in the most economical and practical way," said Chuck Farrell, chief operating officer of Asurity Solutions, an Infocrossing VAR. "Our partnership with Infocrossing allows us to implement security and compliance solutions as we design them, to best meet the needs of our customer instead of forcing the solution to match the technology."

Infocrossing has developed two types of partner opportunities, to deliver iConnection to the channel depending on the desired level of investment:

     o iConnection Agents drive sales by generating qualified referrals for iConnection while Infocrossing closes the business. Benefits include:
          Recurring monthly fees; presales and product training; channel sales support and marketing assistance.

     o iConnection Value Added Resellers receive training and certification to configure, implement and support iConnection installations. Benefits include: Owning the client relationship; presales, sales and implementation training; earn significant margins on monthly recurring revenue; retain implementation and configuration fees and access to co-branded marketing materials.

"The Infocrossing Partner Program gives resellers a turnkey service that delivers immediate revenue," said Chris Esworthy, Infocrossing's vice president, Channels and Alliances. "There is no licensing fee payable by resellers to participate in the program and Infocrossing provides the training and support to close the deals and get our resellers up and running."

Infocrossing iConnection 6.0 is the first fully integrated service to address all the requirements for managing a corporate messaging system. iConnection 6.0 incorporates message filtering, secure messaging, archiving, compliance, electronic discovery and disaster recovery into a single service that enables organizations to control all aspects of their messaging environment from security to administration and storage with a single, comprehensive, policy-based solution.

Infocrossing iConnection is delivered as a fully managed service that is hosted in Infocrossing's network of data centers and is administered by clients through a robust web portal for creating policies and generating reports. Clients can purchase iConnection services as a fully bundled solution or choose one component and add others as needed. The service is priced on a subscription basis according to the number of mailboxes activated, components selected and the amount of storage consumed.

(1) Source: Gartner, Inc., "Archiving Software Market to Experience Strong Growth Through 2010," Table 1, Carolyn DiCenzo, 1 September, 2006.


About Infocrossing (www.infocrossing.com)
Infocrossing, Inc. (NASDAQ: IFOX) is a provider of selective IT infrastructure, enterprise applications and business process outsourcing services, delivering the computing platforms and proprietary systems that enable companies, regardless of industry, to process data and share information within their business, and between their customers, suppliers and distribution channels. Leading companies leverage Infocrossing's robust computing infrastructure, skilled technical team, and process-driven operations to reduce costs and improve service delivery by outsourcing the operation of mainframes, mid-range, open system servers, networks and business processes to Infocrossing.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including, but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; closing contracts with new customers and renewing contracts with existing customers on favorable terms; expanding services to existing customers; new products; technological changes; the Company's dependence upon third-party suppliers; intellectual property rights; difficulties with the identification, completion, and integration of acquisitions, including the integration of Infocrossing Healthcare Services, Inc., f/k/a Verizon Information Technologies Inc., and Infocrossing, LLC f//k/a (i)Structure, LLC; and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

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